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                     EXHIBIT 5.1 TO REGISTRATION STATEMENT

August 22, 1997

FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, Iowa 50266

Ladies and Gentlemen:

    FBL Financial Group, Inc., an Iowa corporation (the "Company"), is filing a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "Act") in connection with the proposed sale of up to 500,000 shares of Class A Common Stock, without par value, of the Company (the "FBL Common Shares") pursuant to the Dividend Reinvestment and Stock Purchase Plan (the "Plan") described in the Registration Statement, some or all of the Shares may be sold by the Company from time to time as described in the Plan.

    As counsel to the Company, we have examined the corporate proceedings and such other legal matters as we deemed relevant to the authorization and issuance of the FBL Common Shares covered by the Registration Statement. Based on such examination, it is our opinion that the FBL Common Shares are duly authorized, and when issued and paid for in accordance with the Plan described in the Registration Statement, will be legally issued, fully paid and nonassessable.

    We do not find it necessary for the purpose of this opinion, and, accordingly, do not purport to cover herein, the application of the "Blue Sky" or securities laws of various states to offers or sales of the FBL Common Shares.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references therein to our firm in such Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder, or that this consent is required by Section 7 of the Act.

                                          Very truly yours,

                                          Davis, Brown, Koehn, Shors & Roberts,
                                          P.C.

                                          By: /s/ DONALD J. BROWN
                                          --------------------------------------
                                             Donald J. Brown